          SAUL CENTERS, INC
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
           MARCH 31, 1996

                                              Leasable        Year
                                                Area        Developed      Land         Percentage Leased
                                              (Square      or Acquired     Area                                    Anchor /
    Property              Location             Feet)       (Renovated)    (Acres)      03/31/96   03/31/95    Significant Tenants
- - -------------------    ---------------        --------     -----------    --------    ---------   ---------  ---------------------
SHOPPING CENTERS

  Ashburn Village      Ashburn, VA             108,204        1994           12.7        100%       96%        Giant Food,
                                                                                                               Blockbuster

  Beacon Mall          Alexandria, VA          290,845     1972 (1993)       32.3         74%       94%        Giant Food, Office
                                                                                                               Depot, Outback
                                                                                                               Steakhouse, Marshalls

  Belvedere            Baltimore, MD            54,941        1972            4.8        100%      100%        Giant Food, Rite Aid

  Boulevard            Fairfax, VA              56,578        1994            5.0        100%      100%        Magruders, Danker
                                                                                                               Furniture

  Clarendon            Arlington, VA             6,940        1974            0.5        100%      100%

  Clarendon Station    Arlington, VA             4,868        1996           (0.1)       100%       (A)

  Crosstown            Tulsa, OK               197,135        1975           26.4         36%       18%        C. R. Anthony

  Flagship Center      Rockville, MD            21,500     1972, 1989         0.5        100%      100%        NationsBank, Chevy
                                                                                                               Chase Bank, F.S.B.

  French Market        Oklahoma City, OK       213,658     1974 (1984)       13.8         97%       98%        Fleming Food,
                                                                                                               Treasury Drug, Furr's
                                                                                                               Cafeteria

  Germantown           Germantown, MD           26,241        1992            2.7         78%       58%

  Giant                Baltimore, MD            70,040     1972 (1990)        5.0        100%      100%        Giant Food

  The Glen             Lake Ridge, VA          109,759        1994           14.7        100%       97%        Safeway Marketplace,
                                                                                                               CVS Pharmacy

  Great Eastern        District Heights, MD    255,448     1972 (1995)       23.9         90%       92%        Giant Food, Caldor,
                                                                                                               Pep Boys

  Hampshire Langley    Langley Park, MD        137,669     1972 (1979)        9.9         87%      100%        Safeway, McCrory,
                                                                                                               Rite Aid

  Leesburg Pike        Baileys Crossroads, VA   80,854   1966 (1982/95)       9.4        100%       77%        Zany Brainy, CVS
                                                                                                               Pharmacy, Trak Auto,
                                                                                                               California Pizza
                                                                                                               Kitchen

  Lexington Mall       Lexington, KY           308,426        1974           30.0         97%       93%        McAlpin's, Dawahares
                                                                                                               of Lexington,
                                                                                                               Rite Aid

  Lumberton            Lumberton, NJ           182,229    1975 (1992/3)      23.3         84%       83%        Super Fresh, Rite
                                                                                                               Aid, Blockbuster,
                                                                                                               Mandee

  North Washington     Alexandria, VA           41,500        1974            2.0        100%      100%        Mastercraft Interiors

  Olney                Olney, MD                53,765     1975 (1990)        3.7         95%       95%

  Park Road Center     Washington, DC          106,650     1974 (1993)        1.7        100%      100%        Woolworth

  Ravenwood            Baltimore, MD            87,750        1972            8.0        100%       98%        Giant Food

  Shops at Fairfax     Fairfax, VA              64,580    1975 (1992/3)       6.7         41%       43%        Office Depot

  Southdale            Glen Burnie, MD         470,744     1972 (1986)       39.6         99%       97%        Circuit City, Giant
                                                                                                               Food, Hechinger,
                                                                                                               Kids R Us, Michaels,
                                                                                                               Marshalls,
                                                                                                               Petsmart, Value City
                                                                                                               Furniture,
                                                                                                               Discovery Zone

  Southside Plaza      Richmond, VA            345,330        1972           32.8         94%       95%        G.C. Murphy, Nick's
                                                                                                               Supermarket,
                                                                                                               CVS Pharmacy

  Sunshine City        Atlanta, GA             195,653        1976           14.6         98%       99%        Bolton Furniture,
                                                                                                               McFrugals, Pep Boys,
                                                                                                               The Emory Clinic


                                     EXHIBIT

          SAUL CENTERS, INC
SCHEDULE OF CURRENT PORTFOLIO PROPERTIES
           MARCH 31, 1996

                                              Leasable        Year
                                                Area        Developed      Land         Percentage Leased
                                              (Square      or Acquired     Area                                    Anchor /
    Property              Location             Feet)       (Renovated)    (Acres)      03/31/96   03/31/95    Significant Tenants
- - -------------------    ---------------        --------     -----------    --------    ---------   ---------  ---------------------
SHOPPING CENTERS  (CONTINUED)

  Thruway              Winston-Salem, NC       339,564        1972           30.5         94%       95%        Steinmart, Reading
                                                                                                               China & Glass, Harris
                                                                                                               Teeter, Fresh Market,
                                                                                                               Woolworth,
                                                                                                               Blockbuster

  Village Center       Centreville, VA         142,577        1990           17.2         81%       83%        Giant Food

  West Park            Oklahoma City, OK       107,906        1975           11.2         72%       74%        Homeland Stores,
                                                                                                               Treasury Drug

  White Oak            Silver Spring, MD       479,656     1972 (1993)       28.5         99%       99%        Giant Food, Sears
                                             ----------                    -------       ----      -----

               Total Shopping Centers        4,561,010                      411.3         90%       90%
                                             ----------                    -------       ----      -----

COMMERCIAL PROPERTIES

  Avenel Gaithersburg, MD                      284,557     1981/85/89        28.2         98%       98%        Oncor, Quanta
                                                                                                               Systems, General
                                                                                                               Services
                                                                                                               Administration

  601 Pennsylvania Ave Washington, DC          225,153     1974 (1986)        1.0         99%       95%        General Services
                                                                                                               Administration,
                                                                                                               Capital Grille

  Van Ness Square      Washington, DC          161,058     1974 (1990)        1.2         74%       91%        United Mine Workers
                                             ----------                    -------       ----      -----       Pension Trust, Office
                                                                                                               Depot


               Total Commercial Properties     670,768                       30.4         93%       96%
                                             ----------                    -------       ----      -----

               TOTAL SHOPPING CENTER
                AND COMMERCIAL PROPERTIES    5,231,778 SF                   441.5         91%       91%
                                            ===========                    =======       ====      =====
- - ------------------------------------------------------------------------------------------------------------------------------------

SHOPPING CENTER REDEVELOPMENT PROPERTY
                                                       (B)
  Seven Corners        Falls Church, VA        578,692     1974 (1994/5)     31.6         63%       91%        Best Buy, Bob's,
                                            ===========                    =======       ====      =====       Stores, Woolworth,
                                                                                                               Shoppers Club

               TOTAL DEVELOPMENT PROPERTIES    578,692                       31.6         63%       91%
                                            ===========                    =======       ====      =====

- - ------------------------------------------------------------------------------------------------------------------------------------

               TOTAL PORTFOLIO               5,810,470 SF
                                            ===========


     (A) Contiguous retail space adjacent to Clarendon, acquired January 22, 1996.
     (B) Of the 65,000 square feet leased to Shoppers Club, 34,000 square feet is expansion space and has not yet been constructed.

                                     EXHIBIT